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                                                                   Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 17, 2001 included in this Form 11K, into the Company's previously filed Registration Statement, (Form S-8 No. 33-75906).

Arthur Andersen LLP

Minneapolis, Minnesota,
June 29, 2001